Exhibit 99.1

POTBELLY CORPORATION

REPORTS RESULTS FOR SECOND FISCAL QUARTER 2014

Chicago, IL August 5, 2014 – Potbelly Corporation (NASDAQ: PBPB) today reported financial results for the second fiscal quarter ended June 29, 2014.

Key highlights for the thirteen weeks ended June 29, 2014 compared to the thirteen weeks ended June 30, 2013 include:

•	Eight new shops opened, including seven company-operated shops and one franchised shop.

•	Total revenues increased 7.0% to $83.6 million from $78.2 million.

•	Company-operated comparable store sales decreased 1.6%, or a decrease of 0.9% when excluding the shift of the Easter holiday from the first fiscal quarter to the second fiscal quarter.

•	Adjusted net income attributable to Potbelly Corporation was $2.0 million, or $0.07 per diluted share, compared to adjusted net income of $2.9 million, or $0.14 per diluted share, during the same fiscal period of 2013. (1)

•	GAAP net income attributable to Potbelly Corporation was $2.0 million, compared to net income of $2.8 million during the same fiscal period of 2013.

•	Adjusted EBITDA decreased 3.2% to $10.1 million from $10.4 million.

Key highlights for the twenty-six weeks ended June 29, 2014 compared to the twenty-six weeks ended June 30, 2013 include:

•	Nineteen new shops opened, including sixteen company-operated shops and three franchised shops.

•	Total revenues increased 7.2% to $157.5 million from $146.9 million.

•	Company-operated comparable store sales decreased 1.9%.

•	Adjusted net income attributable to Potbelly Corporation was $2.2 million, or $0.07 per diluted share, compared to adjusted net income of $3.0 million, or $0.14 per diluted share, during the same fiscal period of 2013. (1)

•	GAAP net income attributable to Potbelly Corporation was $1.7 million, compared to net income of $2.8 million during the same fiscal period of 2013.

•	Adjusted EBITDA increased 1.2% to $16.4 million from $16.2 million.

Aylwin Lewis, Chairman and Chief Executive Officer of Potbelly Corporation, commented, “As outlined in our pre-release on July 9, 2014, we are disappointed by our comparable store sales trends in the first half of 2014, which fell short of our expectations. As we look ahead, our priority is to drive traffic in our shops and regain comparable store sales growth momentum. While our neighborhood marketing approach will continue to be our primary focus to be the “Best Place for Lunch,” we recognize that we must take additional steps to drive comp growth. We will be testing different service, menu and messaging tactics designed to improve our short-term and long-term sales performance.”

Lewis continued, “Our 2014 class of new shops have performed well. During the second quarter, we opened our first shop in Denver, Colorado, our newest hub city, which has met our expectations. Our new unit development is on track to open 40-48 total new shops this year and I believe we are in position to over time develop at least one thousand domestic shops.”

Potbelly Corporation also announced today that its Board of Directors authorized a share repurchase program of up to $35.0 million of the Company’s common stock. With this authorization, repurchases may be made at management’s discretion from time to time on the open market.

Fiscal 2014 Outlook

Management affirmed its financial outlook for fiscal 2014. The following outlook is based on current business trends and expectations for the remainder of the fiscal year:

•	40-48 total new shop openings, with the remaining units more heavily weighted in the fourth quarter;

•	Flat to negative low single-digit comparable store sales;

•	An effective tax rate that is estimated to be approximately 39.5%; and

•	Adjusted net income attributable to Potbelly Corporation per diluted share of approximately $0.18 to $0.21.

Conference Call

A conference call and audio webcast has been scheduled for 5:00 p.m. E.T. today to discuss these results. Details of the conference call are as follows:

Date:	Tuesday, August 5, 2014
Time:	5:00 p.m. E.T.
Dial-In #:	855-599-4644 U.S. & Canada
678-304-6836 International
Confirmation code:	65623028

Alternatively, the conference call will be available via webcast at www.potbelly.com on the “Investor Relations” webpage. For those unable to participate, an audio replay will be available from 8:00 p.m. E.T. on Tuesday, August 5, 2014 through midnight Tuesday, August 19, 2014. To access the replay, please call 855-859-2056 (U.S. & Canada) or 404-537-3406 (International) and enter confirmation code 65623028. A web-based archive of the conference call will also be available at the above website.

About Potbelly

Potbelly Corporation is a fast-growing neighborhood sandwich concept offering toasty warm sandwiches, signature salads and other fresh menu items served by engaging people in an environment that reflects the Potbelly brand. Our Vision is for our customers to feel that we are their “Neighborhood Sandwich Shop” and to tell others about their great experience. Our Mission is to make people really happy and to improve every day. Our Passion is to be “The Best Place for Lunch.” The Company owns and operates over 300 shops in the United States and the District of Columbia and our franchisees operate over twenty shops domestically and in the Middle East. For more information, please visit our website at www.potbelly.com.

Definitions

The following definitions apply to these terms as used throughout this press release:

•	Revenues – represent net company-operated sandwich shop sales and our franchise operations. Net company-operated shop sales consist of food and beverage sales, net of promotional allowances and employee meals. Franchise royalties and fees consist of royalty income from the franchisee and a one-time shop opening fee.

•	Company-operated comparable store sales growth – represents the change in year-over-year sales for the comparable company-operated store base open for 15 months or longer.

•	Adjusted EBITDA – represents net income (loss) before depreciation and amortization expense, interest expense, provision for income taxes and pre-opening costs, adjusted to eliminate the impact of other items, including certain non-cash as well as certain other items that we do not consider representative of our on-going operating performance.

•	Adjusted net income – represents net income (loss), excluding one-time costs related to the initial public offering (“IPO”) as well as impairment, gain or loss on disposal of property and equipment and store closure expense.

•	Shop-level profit – represents income (loss) from operations less franchise royalties and fees, general and administrative expenses, depreciation expense, pre-opening costs and impairment and loss on disposal of property and equipment.

•	Shop-level profit margin – represents shop-level profit expressed as a percentage of net company-operated sandwich shop sales.

Non-GAAP Financial Measures

We prepare our financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). Within this press release, we make reference to adjusted EBITDA, adjusted net income, shop-level profit and shop-level profit margin, which are non-GAAP financial measures. The Company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Management uses adjusted EBITDA and adjusted net income to evaluate the Company’s performance excluding the impact of certain non-cash charges, costs associated with our IPO and other special items that affect the comparability of results in past quarters, are expected in future quarters and in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Management uses shop-level profit and shop-level profit margin as key metrics to evaluate the profitability of incremental sales at our shops, to evaluate our shop performance across periods and to evaluate our shop financial performance against our competitors.

Accordingly, the Company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission (“SEC”). The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies. For more information on the non-GAAP financial measures, please refer to the table, “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.”

Forward-Looking Statements

Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” and similar expressions are intended to identify forward-looking statements. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” included in our most recent annual report on Form 10-K and other risk factors described from time to time in subsequent quarterly reports on Form 10-Q, all of which are available on our website at www.potbelly.com.

# # #

Contact:	Investor Relations

Investors@Potbelly.com

312-428-2950

Potbelly Corporation

Consolidated Statements of Operations and Margin Analysis—Unaudited

(Amounts in thousands, except share and per share data)

	For the 13 Weeks Ended				For the 26 Weeks Ended
	June 29, 2014		June 30, 2013		June 29, 2014		June 30, 2013
Revenues
Sandwich shop sales, net	$83,268	99.6%	$77,926	99.7%	$156,791	99.5%	$146,467	99.7%
Franchise royalties and fees	352	0.4%	260	0.3%	710	0.5%	463	0.3%

Total Revenues	83,620	100.0%	78,186	100.0%	157,501	100.0%	146,930	100.0%

Expenses
Sandwich shop operating expenses
Cost of goods sold, excluding depreciation	23,936	28.6%	22,760	29.1%	45,022	28.6%	42,753	29.1%
Labor and related expenses	23,405	28.0%	21,204	27.1%	44,865	28.5%	40,995	27.9%
Occupancy expenses	10,183	12.2%	8,811	11.3%	20,162	12.8%	17,530	11.9%
Other operating expenses	8,691	10.4%	7,901	10.1%	16,849	10.7%	15,112	10.3%
General and administrative expenses	8,865	10.6%	7,823	10.0%	16,687	10.6%	16,005	10.9%
Depreciation expense	4,784	5.7%	4,444	5.7%	9,501	6.0%	8,824	6.0%
Pre-opening costs	273	0.3%	429	0.5%	525	0.3%	719	0.5%
Impairment and loss on disposal of property and equipment	29	0.0%	53	0.1%	877	0.6%	79	0.1%

Total Expenses	80,166	95.9%	73,425	93.9%	154,488	98.1%	142,017	96.7%

Income from operations	3,454	4.1%	4,761	6.1%	3,013	1.9%	4,913	3.3%
Interest expense	40	0.0%	122	0.2%	82	0.1%	233	0.2%
Other expense	—	0.0%	—	0.0%	—	0.0%	2	0.0%

Income before income taxes	3,414	4.1%	4,639	5.9%	2,931	1.9%	4,678	3.2%
Income tax expense	1,407	1.7%	1,869	2.4%	1,216	0.8%	1,886	1.3%

Net income	2,007	2.4%	2,770	3.5%	1,715	1.1%	2,792	1.9%
Net (loss) income attributable to non-controlling interest	(3)	0.0%	11	0.0%	6	0.0%	15	0.0%

Net income attributable to Potbelly Corporation	2,010	2.4%	2,759	3.5%	1,709	1.1%	2,777	1.9%
Accretion of redeemable convertible preferred stock to maximum redemption value	—	0.0%	(2,905)	-3.7%	—	0.0%	(10,301)	-7.0%

Net income (loss) attributable to common stockholders	$2,010	2.4%	$(146)	-0.2%	$1,709	1.1%	$(7,524)	-5.1%

Net income (loss) per common share attributable to common stockholders:
Basic	$0.07		$(0.03)		$0.06		$(1.77)
Diluted	$0.07		$(0.03)		$0.06		$(1.77)
Weighted average common shares outstanding:
Basic	29,342,528		4,244,879		29,246,676		4,241,752
Diluted	30,509,553		4,244,879		30,642,892		4,241,752

Potbelly Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures—Unaudited

(Amounts in thousands, except share and per share data)

	For the 13 Weeks Ended		For the 26 Weeks Ended
	June 29, 2014	June 30, 2013	June 29, 2014	June 30, 2013
Net income attributable to Potbelly Corporation, as reported	$2,010	$2,759	1,709	$2,777
One-time costs associated with IPO (2)	—	135	—	225
Tax benefit of one-time costs associated with IPO (3)	—	(53)	—	(88)
Impairment and closures (4)	30	61	863	87
Tax benefit of impairment and closures (3)	(12)	(24)	(352)	(34)

Adjusted net income attributable to Potbelly Corporation	$2,028	$2,878	$2,220	$2,967

Net income attributable to Potbelly Corporation per share, basic	$0.07	$0.65	$0.06	$0.65
Net income attributable to Potbelly Corporation per share, diluted	$0.07	$0.13	$0.06	$0.13
Adjusted net income attributable to Potbelly Corporation per share, basic	$0.07	$0.68	$0.08	$0.70
Adjusted net income attributable to Potbelly Corporation per share, diluted	$0.07	$0.14	$0.07	$0.14
Shares used in computing adjusted net income attributable to Potbelly Corporation: (1)
Basic	29,342,528	4,244,879	29,246,676	4,241,752
Diluted	30,509,553	21,039,168	30,642,892	20,917,993

	For the 13 Weeks Ended		For the 26 Weeks Ended
	June 29, 2014	June 30, 2013	June 29, 2014	June 30, 2013
Net income attributable to Potbelly Corporation, as reported	$2,010	$2,759	$1,709	$2,777
Depreciation expense	4,784	4,444	9,501	8,824
Interest expense	40	122	82	233
Income tax expense (benefit)	1,407	1,869	1,216	1,886
Impairment and closures (4)	30	61	863	87
Pre-opening costs (5)	273	429	525	719
Stock-based compensation (6)	553	434	1,041	1,142
Public company costs (7)	965	274	1,445	515

Adjusted EBITDA	$10,062	$10,392	$16,382	$16,183

Potbelly Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures—Unaudited

(Amounts in thousands)

	For the 13 Weeks Ended		For the 26 Weeks Ended
	June 29, 2014	June 30, 2013	June 29, 2014	June 30, 2013
Income from operations	$3,454	$4,761	$3,013	$4,913
Less: Franchise royalties and fees	352	260	710	463
General and administrative expenses	8,865	7,823	16,687	16,005
Depreciation expense	4,784	4,444	9,501	8,824
Pre-opening costs	273	429	525	719
Impairment and loss on disposal of property and equipment	29	53	877	79

Shop—level profit [Y]	$17,053	$17,250	$29,893	$30,077

Total Revenues	$83,620	$78,186	$157,501	$146,930
Less: Franchise royalties and fees	352	260	710	463

Sandwich shop sales, net [X]	$83,268	$77,926	$156,791	$146,467

Shop—level profit margin [Y÷X]	20.5%	22.1%	19.1%	20.5%

Potbelly Corporation

Consolidated Selected Operating Data—Unaudited

	For the 13 Weeks Ended		For the 26 Weeks Ended
	June 29, 2014	June 30, 2013	June 29, 2014	June 30, 2013
Selected Operating Data
Restaurant Activity:
Company-operated shops, end of period	312	280	312	280
Franchise shops, end of period	25	17	25	17
Revenue Data:
Company-operated comparable store sales growth (8)	-1.6%	3.0%	-1.9%	1.5%

Footnotes to the Press Release, Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

& Selected Operating Data

(1)	On October 9, 2013, the Company completed its IPO of 8,625,000 shares of common stock at a price of $14.00 per share, which included 1,125,000 shares of common stock issued upon the exercise in full of the underwriters’ option to purchase additional shares. In accordance with ASC 260, Earnings Per Share, the shares used in computing adjusted net income per share attributable to Potbelly Corporation for the 13 and 26 weeks ended June 30, 2013, assume the conversion of all of the outstanding redeemable convertible preferred stock into common stock upon the closing of the IPO as if such conversion had occurred as of the beginning of the fiscal year. The shares used in computing adjusted net income per share attributable to Potbelly Corporation for the 13 and 26 weeks ended June 29, 2014, reflect the additional shares resulting from the offering as well as the conversion of all of the outstanding redeemable convertible preferred stock into common stock upon the closing of the IPO.
(2)	Includes one-time costs associated with our IPO, which closed on October 9, 2013. These costs primarily consist of legal and accounting fees.
(3)	The tax benefit is based on the Company’s annual pro-forma effective tax rate of 40.8% for the 13 and 26 weeks ended June 29, 2014 and an annual pro-forma effective tax rate of 39.1% for the 13 and 26 weeks ended June 30, 2013.
(4)	Includes costs related to impairment of long-lived assets, gain or loss on disposal of property and equipment and shop closure expenses.
(5)	Pre-opening costs are expensed as incurred and primarily consist of manager salaries and training, travel, employee payroll, and related training costs incurred prior to the opening of a shop, as well as occupancy costs incurred from the date the Company takes site possession to shop opening.
(6)	The Company accounts for its stock-based employee compensation in accordance with ASC 718, Stock Based Compensation. Stock options granted without performance conditions are recorded in stock-based compensation expense on a straight-line basis over the vesting period based on the grant-date fair value of the option, determined using the Black-Scholes option pricing valuation model. Stock-based compensation costs for the 13 and 26 weeks ended June 29, 2014 excludes approximately $0.4 million in stock-based compensation expense related to common stock granted to certain members of the Company’s Board of Directors.
(7)	Includes one-time costs associated with our public offering as well as on-going public company costs. Both these costs primarily consist of legal and accounting fees. Public company costs for the 13 and 26 weeks ended June 29, 2014 includes approximately $0.4 million in stock-based compensation expense related to a common stock granted to certain members of the Company’s Board of Directors.
(8)	Company-operated comparable store sales growth for the 13 and 26 weeks ended June 29, 2014 reflects delivery income growth. Delivery income growth is not reflected in the company-operated comparable store sales growth for the 13 and 26 weeks ended June 30, 2013.